                 DNAPRINT/GENOMED CONTRACT GENOTYPING AGREEMENT

This Contract Genotyping Agreement (this "Agreement") is made and entered into as of January 15, 2002 (the "Effective Date") by and between DNAprint genomics, a Utah corporation, (hereinafter "DNAPRINT") and GenoMed LLC, a Delaware corporation (hereinafter "GENOMED").

Recitals

DNAPRINT is the owner of certain genotyping equipment (a SNPstream 25K platform,
Beckman multi-mek and ancillary front end and back end equipment ), and desires to provide identified genotyping services for GENOMED.

GENOMED is the owner of certain genotyping equipment (the UHT platform). GENOMED is also the owner of certain DNA samples and related medical information collected from patients with various diseases, and of certain rights therein.
GENOMED is in the business of disease research and product development, and desires to contract the genotyping portion of the research with DNAPRINT.
GENOMED wishes to increase the genotyping throughput of DNAPRINTs laboratory so that DNAPRINT can perform this work in a timely manner.

NOW, THEREFORE, in consideration of these premises, as well as the obligations herein made and undertaken, the parties hereto do hereby agree as follows:

1. EQUIPMENT
        1.1. Placement. Subject to the terms and conditions of this Agreement, GENOMED will purchase from Orchid Biosciences (hereafter referred to as "ORCHID")
             and place at DNAPRINT a UHT genotyping platform system. On behalf of
             GENOMED, ORCHID will install and train DNAPRINT workers on the use of this equipment. In addition to this, GENOMED will purchase and place at DNAPRINT one or more thermal cyclers such that the number of amplifications that can be processed at once is at least 1,536. In addition, GENOMED will purchase and place one automated liquid handling system if determined by both parties that this item is necessary for DNAPRINT to execute under the terms of this Agreement. DNAPRINT will operate all equipment autonomously and the placed equipment shall remain at DNAPRINT for the duration of the agreement.
        1.2. Maintenance. DNAPRINT will assume financial responsibility for maintenance of the SNPstream 25K system. GENOMED will assume financial responsibility for maintenance of the UHT plate reader, UHT twister arm and, if placed, thermal.
        1.3. Operation. Only DNAPRINT employees or individuals approved by DNAPRINT may operate the equipment.
        1.4. Insurance. DNAPRINT is responsible for insuring the equipment against theft or destruction.
2. SERVICES
        2.1. Provision. DNAPRINT will provide GENOMED with at least 3 Million genotypes during the first year of this agreement. GENOMED will provide DNAPRINT with
             DNA specimens for genotyping. DNAPRINT will provide all necessary consumables, labor and non-UHT equipment for determining and transferring these genotypes.
        2.2. Payment. Subject to the terms and conditions of this agreement, and within
             30 days from DNAPRINTs request, but no more frequently than once per month,
             GENOMED will pay DNAPRINT a sum equal to 40 cents per determined and transferred genotype. In addition to this, if GENOMED realizes a net profit that exceeds $10,000,000 USD which was directly or indirectly enabled by compositions of matter produced under the terms of this Agreement, then
             GENOMED will provide DNAPRINT with a royalty of 5% on these realized net profits.
        2.3. Transfer. DNAPRINT will physically or electronically transfer genotyping data to GENOMED in a manner agreed upon by both parties.
3. SERVICES FOR THIRD PARTIES.
        3.1 Services. DNAPRINT may perform commercial genotyping operations for third parties, using GENOMED equipment, only with GENOMED approval. For third party contracts, DNAPRINT will provide all overhead, management and labor,

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            and DNAPRINT and GENOMED will share total net profits at a ratio of 3:1 to reflect their capital and physical contribution to such contracts.

4. CONTINUATION, TERM and TERMINATION.
        4.1. Services. The minimum term of the agreement is 2 years. After this minimum term, the Agreement shall continue indefinitely, but may be terminated by either party upon a material breach by the other, provided, however, that the breaching party has been given thirty (30) days to cure such breach.
             Sections 2.2 (Payment), 3.2 (Termination), 4 (Restrictions on Use), 5
             (Limited Warranty), 6 (Mediation and Arbitration), 7.5 (Assignment), 7.6
             (Governing Law), and 7.7 (Severability) shall survive expiration or early termination of this Agreement.
        4.2. Termination. Upon discontinuation of the agreement, GENOMED will satisfy any and all outstanding debts to DNAPRINT and DNAPRINT will return GENOMEDs equipment to GENOMED.
5. RESTRICTIONS ON USE
        5.1 DNAPRINT and GENOMED may sign subsequent to this Agreement, DNAPRINT agrees and understands that the genotyping data is the property of GENOMED, and that it acquires no rights therein and that it can use GENOMEDs Samples, including any Documentation, only for legitimate scientific research as directed by GENOMED, and for no other purpose whatsoever. DNAPRINT may not resell the Samples, or any portion thereof, for any reason.
        5.1 Privacy. Genotyping data is the property of GENOMED, and DNAPRINT may not sell, loan, disclose or present GENOMEDs data in any manner whatsoever, unless requested by or agreed to by GENOMED.
        5.2 Equipment. During the term of this Agreement, DNAPRINT is permitted to use
            GENOMED equipment for its own internal research and development. DNAPRINT is permitted to use GENOMED equipment for other contract genotyping customers only with GENOMED prior approval, and under the terms of this agreement.
6. Limited Warranty; Limitation of Liability
        6.1 Limited Warranty. DNAPRINT represents and warrents to GENOMED that DNAPRINT has the authority and licenses necessary to use its equipment for the purpose of contract genotyping. DNAPRINT also warrants the quality of the genotyping data delivered to GENOMED. GENOMEDS sole and exclusive remedy for DNAPRINTs breach of this limited warranty shall be a refund of the
            Payment. DNAPRINT disclaims all other warranties, express or implied, with regard to the data, including all implied warranties of merchantablity, fitness for a particular purpose, title, and non-infringement.
        6.2 Limitation on Liability. Neither party shall be liable to the other for any indirect, consequential, special or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of this Agreement even if such party has been advised of the possibility of such damages.
7. Mediation and Arbitration
        7.1 Mediation and arbitration approach. The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. Costs and fees associated with the mediation will be shared equally by the parties.
        7.2 Arbitration. If the mediation is unsuccessful, the parties agree that the dispute will be decided by binding arbitration under the rules of the
            American Arbitration Association. The decision of the arbitrators will be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The prevailing party in the arbitration proceedings will be awarded reasonable attorney fees, expert witness costs and expenses, and all other reasonable costs and expenses incurred in connection with the proceedings, unless the arbitrators for good cause determine otherwise.
8. General
        8.1 Notices. Any notice required or permitted hereunder must be in writing, and will be effective on the date of delivery when delivered personally, the next business day after dispatch when sent by Federal Express or other recognized overnight courier service, or the fifth business day after dispatch when sent by certified mail, postage prepaid, return receipt requested. Notices should be addressed to the other party at the address shown below or at such other address as a party may designate by ten days'
            advance written notice to the other party:

         DNAPRINT GENOMICS, INC.                     GENOMED INC.
         900 Cocoanut, Ave.                          4560 Clayton Ave.
         Sarasota, FL 34236                          St. Louis, MO 63110

        8.2 Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified or amended only by a writing executed by a duly authorized representative of each party.
        8.3 Force Majeure. Neither party will be liable to the other for any failure or delay caused by events beyond such party's control, including, without limitation, sabotage, terrorism, riots, insurrections, fires, flood, storm, explosions, war or earthquakes. However, if such events have a material impact on the satisfaction of this Agreement, and shall continue for thirty
            (30) days or more, the other party shall have the option of terminating this Agreement by giving written notice of termination.
        8.4 Change in Law; Change in Circumstances. No party shall make or receive any payment or take any action under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this
            Agreement should be deemed illegal by any party or third party who is essential to performance of this Agreement for any such reason, either party shall have the right to require that the other party renegotiate the terms of this Agreement.
        8.5 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Either party may assign this Agreement in its entirety to a successor corporation upon notice to the other party in the event of a merger or an acquisition of all or substantially all of the assets of the assigning party. This agreement between DNAPRINT and GENOMED will survive and insure to the benefit of the other party through any and all mergers, acquisitions, or change in ownership.
        8.6 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of California, without regard to its conflict of laws provisions. Application of the United
            Nations Convention on Contracts for the International Sale of Goods is
            specifically excluded.
        8.7 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be replaced with a valid, enforceable provision as nearly as possible in accordance with the stated intention of the paties, while the remainder of this Agreement shall remain in full force and effect. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.
        8.8 Counterparts. This agreement may be executed in any number of counterparts, all of which together will constitute one and the same instrument.

IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

DNAPRINT GENOMICS                           GENOMED

By:/s/ Tony Frudakis                        By:/s/ Jerry E. White
Tony Frudakis, Ph.D.                           Jerry E. White
CEO                                            President and CEO